                                        Communications World International, Inc.
                                                                      Form 10-SB
                                                                   Exhibit 3 (e)

               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                    COMMUNICATIONS WORLD INTERNATIONAL, INC.


     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:    The name of the Corporation is Communications World International,
Inc.

SECOND: The first paragraph of Article Four of the Articles of Incorporation, as amended, of the Corporation is amended in its entirety to read as follows:

     Article Four.  The aggregate number of shares which the Corporation shall
     ------------
authority to issue is 28,000,000 shares, of which 25,000,000 shall be no par value common shares, and 3,000,000 shall be preferred shares, each having a par value of $1.00. All shares shall be fully paid and non-assessable for any purpose.

THIRD: The Articles of Incorporation of the Corporation, as amended, are amended by the addition of the following Article Ten:

     Article Ten.  When, with respect to any action to be taken by holders of
     -----------
the common stock of this Corporation, the Colorado Corporation Code required the vote or concurrence of the holders of two-thirds of the outstanding shares, such action may be taken by the vote or concurrence of a majority of such shares.

FOURTH: This amendment does not provide for an exchange, reclassification or cancellation of issued shares.

FIFTH:  The date of adoption of this amendment was March 23, 1999.

SIXTH: This amendment was adopted by the shareholders of the Corporation and the number of votes casts by each voting group was sufficient for approval.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed on the 23rd__ day of March, 1999.

COMMUNICATIONS WORLD INTERNATIONAL, INC.


By:________________________

___________________________
Name

___________________________
Title